SEPARATION AGREEMENT

This Separation Agreement (the "Agreement") is made as of February 28, 2006, between Staktek Holdings, Inc. and its subsidiaries (collectively, the "Company"), and James W. Cady ("Individual").

RECITALS

WHEREAS, the Company and Individual have reached agreement on the terms of Individual's retirement from the Company;

WHEREAS, the parties desire to enter into this Agreement to set forth the terms and conditions of Individual's separation of employment from the Company;

NOW, THEREFORE, in consideration of the foregoing and the mutual provisions contained herein, and for other good and valuable consideration, the parties hereto agree as follows:

  Termination of Employment. Effective April 1, 2006 (the "Effective Date"), Individual will resign his employment from the Company. The Company will engage him as a consultant beginning on April 1, 2006, for which the Company will pay him $300 an hour for work he performs on behalf of the Company. All work to be performed must be approved in advance by the Company's Chief Executive Officer. Individual will work a minimum of two hours per month as a consultant, with a maximum per month of 25 hours. Special projects, if any, will be negotiated on a case-by-case basis (for example, litigation in which the Company may become involved).

  Board of Directors. Company agrees to include Individual's name in the Company's annual Proxy Statement for election as a director on the Company's Board of Directors as requested by the Board of Directors. Company will pay him his hourly consulting fee for his Board service; he will not be paid the compensation paid to independent directors. The Company will pay Individual for time spent reviewing Board materials and attending meetings; however, travel time will not be included in the time for which Individual is compensated.

  Payments. The Company will pay Individual the following:

    The bonus payment he would have received under the Company's 2006 Bonus Incentive Plan for the quarters ending March 31, 2006 and June 30, 2006, as if he had remained an employee and Chief Technical Officer during the eligibility periods for these bonuses, at the same time other employees are paid these bonuses; and

    One year of severance ($300,000) payable on January 31, 2007, as set forth in Amendment No. 1 to Individual's Executive Employment Agreement dated May 9, 2005.

  Other benefits. The Company will provide to Individual the following additional benefits:

    Reimbursement of relocation expenses up to a maximum to $75,000, excluding automobiles and watercraft vehicles, as set forth on Exhibit A.

    Reimbursement of up to $3,000 for office equipment if Individual retains his current Staktek computer; alternatively, reimbursement of up to $5,000 for office equipment if Individual does not retain his current Staktek computer. Individual's costs of high-speed Internet access (one account/line) and Blackberry access (one account/line) will be reimbursed on a monthly basis as currently in effect on the date hereof as long as Individual remains a consultant with the Company.

    Individual will remain eligible for medical insurance coverage under the Company's Retiree Medical Policy, but the Company's share of the cost will be no more than the amount the Company currently contributes as of the date hereof, and any increase in cost will be paid by Individual.

    Reimbursement of travel on behalf of the Company if authorized in advance by Company's Chief Executive Officer and if in accordance with Staktek's Travel Policy.

    Individual's options to purchase common stock will continue to vest as long as Individual remains a consultant of the Company.

  Non-Competition. Individual agrees that the Non-Competition Period set forth in Section 5 of his Executive Employment Agreement dated August 20, 2003, will continue to apply while he acts as a consultant to the Company, and that the 12-month period set forth in Section 5(b) of this Executive Employment Agreement will begin on the first day after his service as a consultant terminates and will extend for 12 months following this termination date.

  Release of Claims. In consideration of the severance compensation and benefits paid to Individual by the Company, Individual and his family members, heirs, successors and assigns (collectively, the "Releasing Parties") hereby fully and forever RELEASE and DISCHARGE the Company, its officers, directors, agents, employees, subsidiaries, affiliated entities, employer sponsored employee benefit and welfare benefit plans, trustees and administrators of such plans, and assigns of the persons and entities named above (hereinafter, together with Staktek, collectively called the "Released Parties") from all claims and causes of action arising out of or relating in any way to Individual's employment with Staktek, including the separation of employment, as set forth in this Agreement.

Individual understands and agrees that this Release is a full and complete waiver of all claims, including, but not limited to, any claim or demand based on any federal, state, or local statutory or common law or constitutional provision that applies or is asserted to apply, directly or indirectly, to the formation, continuation, or termination of Individual's employment relationship with Staktek, such as for wrongful discharge; unlawful employment discrimination on the basis of age or any other form of unlawful employment discrimination; retaliation; breach of contract (express or implied); breach of the duty of good faith and fair dealing; violation of the public policy of the United States, the State of Texas, or any other state; intentional or negligent infliction of emotional distress; tortious interference with contract; promissory estoppel; detrimental reliance; defamation of character; duress; negligent misrepresentation; intentional misrepresentation or fraud; invasion of privacy; loss of consortium; assault; battery; conspiracy; bad faith; negligent hiring, retention, or supervision; any intentional or negligent act of personal injury; any alleged act of harassment or intimidation; or any other intentional or negligent tort; or any alleged violation of Title VII of the Civil Rights Act of 1964, as amended; the Age Discrimination in Employment Act of 1967 and the Older Workers' Benefit Protection Act; the Americans with Disabilities Act of 1990; the Worker Adjustment and Retraining Notification Act; the Family and Medical Leave Act of 1993; the Employee Retirement Income Security Act of 1974; the Fair Labor Standards Act; the Fair Credit Reporting Act; the Texas Commission on Human Rights Act; the Texas Wage Payment Statute, and any provision of the Texas Labor Code (except as to which there is, as of the Effective Date, an existing contractual or vested entitlement).

This Release includes any claims or demands for damages (actual or punitive), back wages, future wages or front pay, commissions, bonuses, severance benefits, medical expenses and the costs of any counseling, reinstatement or priority placement, promotion, vacation leave benefits, past and future medical or other employment benefits (except as to which there is, as of the Effective Date, existing contractual or vested entitlement) including contributions to any employee benefit plans, retirement benefits (except as to which there is, as of the Termination Date, vested entitlement), relocation expenses, compensatory damages, injunctive relief, liquidated damages, penalties, equitable relief, attorney's fees, costs of court, disbursements, interest, and any and all other loss, expense, or detriment of whatever kind or character resulting from, growing out of, connected with, or related in any way to the formation, continuation, or termination of Individual's employment relationship with Staktek. This Release does not apply to any rights or claims conferred by this Agreement or that may arise after the date this Agreement is executed.

7. Nonprosecution. (a) Except as requested by any of the Released Parties or as compelled by law or judicial process, Individual agrees that he will not assist, cooperate with, or supply information of any kind to any individual or private-party litigant or their agents or attorneys (i) in any proceeding, investigation, or inquiry raising issues under the Age Discrimination in Employment Act of 1967 and the Older Workers' Benefit Protection Act, Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act of 1990, the Family and Medical Leave Act of 1993, the Worker Adjustment and Retraining Notification Act; the Employee Retirement Income Security Act of 1974, the Fair Labor Standards Act, the Fair Credit Reporting Act, the Texas Commission on Human Rights Act, any provisions of the Texas Labor Code or any other federal, state, or local law involving the formation, continuation, or termination of his employment relationship, or the employment of other persons, by Staktek, or (ii) in any other litigation against any of the Released Parties.

Except as permitted by law, Individual agrees that he will not initiate any investigation, inquiry, or any other action of any kind, including an administrative charge with any governmental agency, with respect to Staktek's facilities, employment practices, or sales or business operations, relating to the termination of Individual's employment as provided for in this Agreement.

8. Cooperation. Individual agrees that he will cooperate fully and completely with any of the Released Parties, at their request, in all pending and future litigation involving Staktek or any of the other Released Parties. This obligation includes promptly meeting with counsel for the Company or the other Released Parties at reasonable times upon their request, and providing testimony in court or upon deposition that is truthful, accurate, and complete, according to information known to Individual. If Individual appears as a witness in any pending or future litigation at the request of Staktek or any of the other Released Parties, he understands that the Company agrees to reimburse him, upon submission of substantiating documentation, for necessary and reasonable expenses incurred by him as a result of his testimony.

9. Nonsolicitation. During the period during which Individual renders consulting services, and for a period of one year following the termination of these services, and thereafter to the extent provided by law, Individual agrees not to directly or indirectly, for his own account or for the benefit of any other person or party:

a. Solicit, induce, entice, or attempt to entice any employee, contractor, or subcontractor of Staktek to terminate his or her employment or contract with the Company; or

b. Solicit, induce, entice, or attempt to entice any customer or supplier of Staktek, including any firms that have been customers or suppliers of Staktek within one year preceding the Effective Date, to terminate its business relationship with the Company.

Individual understands that should he breach this obligation, Staktek will be entitled to enforce the provisions of this paragraph by seeking injunctive relief in addition to recovering any monetary damages the Company may sustain as a result of such breach, and Individual may be required to repay the severance provided by this Agreement.

10. Confidentiality. Individual agrees that the Staktek Confidentiality Agreement entered into by and between Individual and Staktek Group L.P. dated October 6, 2000 will continue to apply as long as Individual provides consulting services to the Company and/or its affiliates and longer in accordance with applicable laws and regulations.

  Relationship of the Parties. Individual's relationship with the Company as of the Effective Date will be that of an independent contractor and director. Individual will not have any authority to create any obligations for the Company by contract or otherwise. Individual will not be entitled to any employee benefits except as set forth in this Agreement. Individual will be solely responsible for paying all taxes and insurance due with respect to his compensation, unless Company determines that such deductions may be required by law.

  Term. This Agreement shall continue until terminated by one of the parties hereto. Either party can terminate this Agreement upon 30 days prior written notice; however, this Agreement cannot be terminated prior to June 30, 2006.

  No Obligation to Third Party. Individual represents and warrants that Individual is not under any obligation to any person or other third party and does not have any other interest which is inconsistent or in conflict with this Agreement, or which would prevent, limit, or impair Individual's performance of any of the covenants hereunder or Individual's duties as an employee of the Company.

  SEC Filing. Individual acknowledges that the Company is required to file this Agreement with the Securities and Exchange Commission as a material agreement of the Company.

  Entire Agreement. This Agreement, along with the Individual's Executive Employment Agreement, as amended, agreements and documents that make up the 2003 Stock Option Plan and the Staktek Confidentiality Agreement dated October 6, 2000 (which are incorporated herein by reference), embody the complete agreement of the parties with respect to the subject matter hereof and supersede any prior written, or prior or contemporaneous oral, understandings or agreements between the parties that relate in any way to the subject matter hereof. This Agreement may be amended only in writing executed by the Company and Individual. The Company and Individual agree that Individual's Executive Employment Agreement, as amended, is hereby terminated, except for Sections 3(e), 5 and 6 of this Executive Employment Agreement, which will continue to apply.

  Binding Effect. This Agreement shall be binding upon and inure to the benefit of the respective heirs, executors, administrators, legal representatives and successors of the Company and Individual.

  Notice. Any notice required or permitted under this Agreement must be in writing and will be deemed to have been given when delivered personally, by telecopy or by overnight courier service or three days after being sent by certified mail, postage prepaid, to (a) if to the Company, to the Company's principal place of business, or (b) if to Individual, to Individual's residence or to Individual's latest address then contained in the Company's records (or to such changed address as such person may subsequently give notice of in accordance herewith).

  Governing Law. This Agreement and the rights and duties of the parties under it shall be governed by and construed in accordance with the laws of the State of Texas. Any disputes under this Agreement must be brought in Travis County, Texas. If any provision of this Agreement is held to be unenforceable, such provision shall be considered separate, distinct, and severable from the other remaining provisions of this Agreement, and shall not affect the validity or enforceability of such other remaining provisions; and in all other respects, this Agreement shall remain in full force and effect. If any provision of this Agreement is held to be unenforceable as written but may be made to be enforceable by limitation thereof, then such provision shall be enforceable to the maximum extent permitted by applicable law. The language of all parts of this Agreement shall in all cases be construed as a whole, according to its fair meaning, and not strictly for or against any of the parties.

  ADEA/OWBPA. Individual acknowledges that he has been advised by this writing, as required by the Age Discrimination in Employment Act and the Older Workers' Benefit Protection Act that: (a) this waiver and release do not apply to any rights or claims that may arise after the execution date of this Agreement; (b) Individual has been advised hereby that he has the right to consult with any attorney prior to executing this Agreement; (c) he has 21 days to consider this Agreement, although he may choose to voluntarily execute this Agreement earlier; (d) he has seven days following execution of this Agreement to revoke the Agreement; and (e) this Agreement will not be effective until the date upon which the revocation period has expired, which will be the eighth day after this Agreement is executed by Individual.

  Counterparts. This Agreement may be executed in counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

IN WITNESS WHEREOF, the Company and Individual have executed and delivered this Agreement as of the date first above written.

STAKTEK HOLDINGS, INC.

By:	/s/Wayne R. Lieberman
Name:	Wayne R. Lieberman
Title:	President and Chief Executive Officer

INDIVIDUAL

/s/ James W. Cady
James W. Cady

Exhibit A

Covered Expenses Eligible for Reimbursement:

The expenses below will be reimbursed by Staktek based on presentation of actual receipts, provided, however, that the maximum possible reimbursement is $75,000 for all categories listed below. In addition, the cost of relocating any automobiles or water craft is excluded from reimbursement.

  Payment for the shipment of Individual's household goods, including packing and unpacking, at the amount invoiced by the moving company. Individual must obtain three bids from three different movers and Staktek will pay the middle bid. Insurance will be provided at full replacement value up to a maximum of $250,000 to insure household goods. The Company will not replace, and the shippers may not agree to handle, high value items such as securities, cash, fine art, collections, firearms, heirlooms or precious jewelry. It is recommended that Individual pack and transport these items himself. Other expenses that are not reimbursable include tips to the movers, weekend or holiday delivery, exclusive use of a van or expedited service, removal or installation of carpeting, draperies or rods, fixtures, or similar items, as well as disassembly or re-assembly of children's playhouses, play station or swing sets, portable swimming pools, waterbeds, utility sheds, fencing or items of a similar nature.

  Reimbursement for the cost of Individual's final trip to California (coach airfare or mileage and meals) in accordance with Staktek's Travel Policy. In the event Individual drives, reimbursement is limited to three days and two nights for up to two vehicles.

  Reimbursement for the actual closing costs incurred by the sale of Individual's home in Austin up to a maximum of 6% of the selling price of the house, excluding prorated on-going expenses (such as property taxes, homeowners fees, etc.

  Reimbursement of "customary and usual" closing costs associated with buying Individual's home in California, up to 3.5 percent of the new mortgage amount, if any, excluding on-going expenses (such as taxes, homeowners fees, etc.). Eligible closing costs are: 1) credit report, appraisal, underwriting fee, and miscellaneous normal lender fees; 2) loan origination fee and discount points not to exceed one percent each of the mortgage amount; 3) mortgage tax, transfer tax and government recording fees; 4) title examination and title insurance fees; 5) closing fee, required survey fees, escrow fees, and 6) fees for inspections required by lender, if any.